Exhibit 24

TIME WARNER INC.

Power of Attorney

to Sign and File

Section 16 Reports

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The undersigned hereby constitutes and

appoints PAUL T. CAPPUCCIO,

BRENDA C. KARICKHOFF, JOHN K. MARTIN, JR., JANET

SILVERMAN, ERIN GARBARINO OR ANNE CALLENDER

and each of them, his or her true and

lawful attorneys-in-fact and agents, with

full power to act without the others for

him or her, and in his or her name,

place and stead, in any capacities, to sign

and file on his or her behalf any and all Forms 3,

4 and 5 relating to equity securities of

Time Warner Inc., a Delaware corporation

(the "Company"), pursuant to the requirements

of Section 16 of the Securities Exchange Act

of 1934 ("Section 16"), hereby granting unto

said attorneys-in-fact and agents, and each of

them, full power and authority to do and perform

any and all acts and things requisite and

necessary to be done in and about the premises

as fully and to all intents and purposes as

he or she might or could do in person, hereby ratifying

and confirming all that said attorneys-in-fact

and agents, or any of them, may lawfully do or

cause to be done by virtue hereof.

This Power of Attorney, unless earlier revoked by

the undersigned in writing, shall be valid until

the undersigned's reporting obligations under

Section 16 with respect to equity securities

of the Company shall cease.

IN WITNESS WHEREOF, the undersigned has

executed this Power of Attorney

this 10th day of January, 2008.

/s/ Carol A. Melton

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Printed Name:  Carol A. Melton